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Empcon5.CRE 7/14/92

                               EMPLOYMENT CONTRACT

THE STATE OF TEXAS )
                                                 KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF MARTIN   )

         This Employment Contract (Agreement) is made and entered into on or as of the 21st day of July 1992.

         By this Agreement, CAP ROCK ELECTRIC COOPERATIVE, INC,. deferred to in thin agreement as "Cooperative", acting by and through its Chief Executive Officer and General Manager, David W. Pruitt, hereinafter referred to as "Pruitt", employs Ulen A. North, referred to in this Agreement as "North", and whose principal place of employment is Stanton, Martin County, Texas who accepts employment on the following terms and conditions:

                                    ARTICLE 1

                               TERMS OF EMPLOYMENT

         By this Agreement, the Cooperative, acting by and through and under the direction of Pruitt, employs North and North accepts employment with the Cooperative for an initial term of two (2) years. Unless a written notice to terminate this Agreement is executed and properly delivered by either party prior to an anniversary date and subject to a satisfactory evaluation by Pruitt of North on the annual employee appraisal, this Agreement shall annually and automatically be renewed for an additional term of two (2) years. This Agreement may, however, be terminated earlier, as provided in
Article 4, below.

                                    ARTICLE 2

                        EMPLOYMENT COMPENSATION & BENEFITS

2.01 As compensation for all services rendered under this Agreement, North shall be paid by Cooperative a salary of $ 66,192.00 per year, or any greater amount of compensation including bonuses and deferred compensation authorized by the wage and salary plan or Board policies authorized by the Cooperative, together with an annual salary adjustment in an amount at least equal to any approved across the board salary adjustments for all employees.

2.02 North shall receive the same annual leave and sick leave and all other benefits as are accorded regular full-time employees of the Cooperative including provisions governing accrual and payment therefore on early retirement or other methods of employment.

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2.03 Subject to the above paragraph 2.02, all provisions of the Cooperative's rules and regulations relating to annual (vacation), sick leave, early retirement, insurance, savings, deferred compensation, bonuses, pension program contributions, holiday and other fringe benefits and working conditions as they now exist or hereafter may be amended, shall apply to North as they would to other employees of the Cooperative.

2.04 Because North's duties will from time to time require him to work outside of, and in addition to, the Cooperative's established normal work week, work days and work hours, North shall be allowed to take compensatory time off.

                                    ARTICLE 3

                               COVENANT TO PERFORM

         North agrees and covenants to perform his work and services diligently and use his best efforts to faithfully comply with all of the assignments duly made to him on behalf of the Cooperative by Pruitt.

                                    ARTICLE 4

                              TERM AND TERMINATION

4.01 The Cooperative shall employ North pursuant to this Agreement for the two (2) year term beginning with the effective date of his employment hereunder, yearly renewable subject to and following a satisfactory evaluation employee appraisal report on North by Pruitt, for successive two year terms. However, if during such employment, North tails or refuses to perform the work and services assigned to him on behalf of the Cooperative by Pruitt, or should he become derelict in so performing, or become unable to perform, or otherwise become in substantial breach of this Agreement all as may be determined by Pruitt in his sole discretion or otherwise so act as to give the Cooperative good cause, this Agreement shall, at Pruitt's sole option, cease and terminate and any of North's rights hereunder not already finally vested shall cease on or at such time as Pruitt shall notify North in Writing. The term "good cause" shall mean the following and not otherwise:

         1. Knowingly, willfully and substantially, during the term of this Agreement, neglects the duties that North is required to perform under the terms of this Agreement.

         2. Knowingly, willfully and substantially, during the term of this Agreement, commits clearly dishonest acts toward the Cooperative with the intent to injure or damage the Cooperative.

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4.02 If North's employment terminates for any reason other than as provided for in paragraph 4.01, the Cooperative shall pay North a lump sum cash settlement equal to the total salary then in effect for the two (2) year term of the Contract, plus the amount the Cooperative would have paid during such period for North's retirement-pension plans and health insurance, plus such amounts, if any, are at the time of his termination of employment, payable for accrued but untaken vacation and sick leave, compensatory time, bonuses and other compensation authorized by the Board of Directors.

4.03 Notwithstanding paragraphs 4.01 and 4.02, this Agreement and North's employment hereunder may be terminated at such time and upon such terms and conditions as the parties may mutually agree.

                                   ARTICLE 5

                       SUPERSESSION AND EFFECTIVENESS

5.01 This Agreement supersedes any other agreement or Understanding, written or oral, between the parties with respect to the matters covered hereunder, and it contains the entire understanding of the parties and all of the covenants and agreements between them with respect to North's employment.

5.02 This Agreement shall bind and be for the benefit of the parties to the agreement, as well as their respective successors, heirs and assigns, it being understood, however that this Agreement may be assigned only with the written consent of both parties.

5.03 The existence and effectiveness of this Agreement between the parties hereto does not preclude or otherwise interfere with employment of North by subsidiary corporations of Cap Rock Electric Cooperative, Inc., or by any corporation organized by the Cooperative's Board of Directors for the benefit of the Cooperative, or the receipt of compensation by North from any such corporations.

5.04 This Agreement shall become binding upon the parties from and as of the date of the execution.

         IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate originals, one being retained by each, on or as of the 21st day of July, 1992.

                                       CAP ROCK ELECTRIC COOPERATIVE,
                                       INC.

/s/ Ulen A. North                      /s/ David W. Pruitt
-------------------------              ------------------------------
Ulen A. North                          David W. Pruitt, CEO/Gen. Mgr.


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THE STATE OF TEXAS                          )

COUNTY OF MARTIN                            )

         This instrument was acknowledged before me on this the 21st day of July, 1992, by DAVID W. PRUITT, Chief Executive Officer and General Manager of Cap Rock Electric Cooperative, Inc., a Texas cooperative corporation, on behalf of said Corporation.

                             /s/ Sharon A. Hoelscher
                             ------------------------------------
                             Notary Public, State of Texas
                             Printed Name of Notary: Sharon A. Hoelscher
                                                    --------------------
                             My Commission Expires: 7-11-95
                                                    --------------------


(SEAL)


THE STATE OF TEXAS                  )

COUNTY OF MARTIN                    )

         This instrument was acknowledged before me on this the 21st day of July, 1992, by ULEN A. NORTH.


                             /s/ Sharon A. Hoelscher
                             ------------------------------------
                             Notary Public, State of Texas
                             Printed Name of Notary: Sharon A. Hoelscher
                                                    --------------------
                             My Commission Expires: 7-11-95
                                                    --------------------


         (SEAL)







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